As filed with the Securities and Exchange Commission on April 20, 2001

Registration Nos. 333-58052
333-58052-01

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to
FORM S-3
REGISTRATION STATEMENT
Under
the Securities Act of 1933

HELLER FINANCIAL, INC.
HFI TRUST I
(Exact name of registrant as specified in its charter)

Delaware Delaware (State or other jurisdiction of incorporation or organization)	36-1208070 36-7352032 (I.R.S. Employer Identification No.)

500 West Monroe Street, Chicago, Illinois 60661, (312) 441-7000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark J. Ohringer, General Counsel
Heller Financial, Inc., 500 West Monroe Street, Chicago, Illinois 60661, (312) 441-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Mark D. Wood, Esq. Adam R. Klein, Esq. Katten Muchin Zavis 525 West Monroe Street, Suite 1600 Chicago, Illinois 60661-3693 (312) 902-5200	Deanna L. Kirkpatrick, Esq. Davis Polk & Wardwell 450 Lexington Avenue New York, New York 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

Explanatory Note

This Amendment No. 2 to the Registration Statement is filed solely for the purpose of filing certain exhibits that have not been previously filed.
PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.    Exhibits

Exhibit Number	Exhibit
1.	Form of Underwriting Agreement

*4.1	Amended and Restated Certificate of Incorporation of Heller Financial, Inc. (the “Company”)

*4.2	Amended and Restated By-Laws of the Company

**4.3	Specimen stock certificate representing class A Common Stock

***4.4	Amended and Restated Keep Well Agreement between The Fuji Bank, Limited and the Company, as amended

****4.5	Indenture dated as of September 1, 1995 between the Company and State Street Bank and Trust Company, as successor to Shawmut Bank Connecticut, National Association, as indenture trustee, with respect to subordinated debt securities

*****4.6	First Supplemental Indenture dated as of October 13, 1995 between the Company and State Street Bank and Trust Company

4.7	Form of Second Supplemental Indenture between the Company and State Street Bank and Trust Company relating to the Subordinated Deferrable Notes

4.8	Form of Subordinated Deferrable Note (included in the Form of Second Supplemental Indenture filed as Exhibit 4.7 hereto)

4.9	Form of Remarketing Agreement between the Company and J.P. Morgan Securities Inc., as remarketing agent

4.10	Form of Purchase Contract Agreement between the Company and BNY Midwest Trust Company, as purchase contract agent

4.11	Form of Pledge Agreement between the Company and Wells Fargo Bank Minnesota, N.A., as collateral agent

4.12	Form of MEDS Unit (included in the Form of Purchase Contract Agreement filed as Exhibit 4.10 hereto)

4.13	Form of Treasury MEDS Unit (included in the Form of Purchase Contract Agreement filed as Exhibit 4.10 hereto)

†4.14	Declaration of Trust of HFI Trust I

†4.15	Certificate of Trust of HFI Trust I

4.16	Form of Amended and Restated Declaration of Trust of HFI Trust I

4.17	Form of Trust Preferred Security (included in the Form of Amended and Restated Declaration of Trust filed as Exhibit 4.16 hereto)

4.18	Form of Guarantee Agreement

5.1	Opinion of Mark J. Ohringer, General Counsel of the Company, with respect to the validity of the class A common stock, the MEDS Units, the purchase contracts, the subordinated deferrable notes and the guarantee

Exhibit Number	Exhibit
5.2	Opinion of Richards Layton & Finger, P.A., counsel to HFI Trust I, with respect to the validity of the trust preferred securities

8.	Opinion of Davis Polk & Wardwell, as special tax counsel to the Company, with respect to certain tax matters

******12.	Computation of ratio of earnings to fixed charges

†23.1	Consent of Arthur Andersen LLP, independent auditors

23.2	Consent of Mark J. Ohringer (contained in his opinion to be filed as Exhibit 5.1 hereto)

23.3	Consent of Richards Layton & Finger, P.A. (contained in its opinion to be filed as Exhibit 5.2 hereto)

23.4	Consent of Davis Polk & Wardwell (contained in its opinion to be filed as Exhibit 8 hereto)

†24.1	Powers of Attorney for Heller Financial, Inc.

†24.2	Powers of Attorney for HFI Trust I (included in Exhibit 4.14)

†24.3	Power of Attorney of Mark Kessel for Heller Financial, Inc.

†25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of State Street Bank and Trust Company under the Indenture

25.2	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of BNY Midwest Trust Company as Property Trustee relating to HFI Trust I

25.3	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of BNY Midwest Trust Company as Guarantee Trustee under the Guarantee Agreement

*	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 1998
**	Incorporated by reference to the Company’s Registration Statement on Form S-2, File No. 333-46915 (filed February 26, 1998)

***	Incorporated by reference to the Company’s Registration Statement on Form S-3, File No. 333-58723 (filed July 8, 1998)

****	Incorporated by reference to the Company’s Registration Statement on Form S-3, File No. 333-38545 (filed October 23, 1997)

*****	Incorporated by reference to the Company’s Current Report on Form 8-K, filed October 18, 1995

******	Incorporated by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2000

†	Previously filed as an exhibit to this Registration Statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Heller Financial, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 20th day of April, 2001.

HELLER FINANCIAL , INC .

/S / LAURALEE E. MARTIN
By:
Lauralee E. Martin
Executive Vice President and Chief Financial Officer
Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on April 20, 2001.

Signature	Title

* Richard J. Almeida	Chairman, Chief Executive Officer (principal executive officer) and Director

* Michael Conway	Director

* Takaaki Kato	Director

* Mark Kessel	Director

* Tetsuo Kumon	Director

Takashi Makimoto	Director

* Frank Ptak	Director

Masahiro Sawada	Director

Kenichiro Tanaka	Director

Michio Ueno	Director

* Frederick Wolfert	President, Chief Operating Officer and Director

/S / LAURALEE E. MARTIN Lauralee E. Martin	Executive Vice President and Chief Financial Officer (principal financial officer)

* Lawrence G. Hund	Executive Vice President and Controller (principal accounting officer)

/S /    LAURALEE E. MARTIN
*By:

Lauralee E. Martin
Attorney-in-fact

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, HFI Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 20th day of April, 2001.

HFI TRUST I

By: Heller Financial, Inc., its Sponsor

/S / KURT ROEMER
By:
Kurt Roemer
Its:
Senior Vice President and
Assistant Treasurer

HELLER FINANCIAL INC.

INDEX OF EXHIBITS

Exhibit Number	Exhibit
1.	Form of Underwriting Agreement

4.7	Form of Second Supplemental Indenture between the Company and State Street Bank and Trust Company relating to the Subordinated Deferrable Notes

4.8	Form of Subordinated Deferrable Note (included in the Form of Second Supplemental Indenture filed as Exhibit 4.7 hereto)

4.9	Form of Remarketing Agreement between the Company and J.P. Morgan Securities Inc., as remarketing agent

4.10	Form of Purchase Contract Agreement between the Company and BNY Midwest Trust Company, as purchase contract agent

4.11	Form of Pledge Agreement between the Company and Wells Fargo Bank Minnesota, N.A., as collateral agent

4.12	Form of MEDS Unit (included in the Form of Purchase Contract Agreement filed as Exhibit 4.10 hereto)

4.13	Form of Treasury MEDS Unit (included in the Form of Purchase Contract Agreement filed as Exhibit 4.10 hereto)

4.16	Form of Amended and Restated Declaration of Trust of HFI Trust I

4.17	Form of Trust Preferred Security (included in the Form of Amended and Restated Declaration of Trust filed as Exhibit 4.16 hereto)

4.18	Form of Guarantee Agreement

5.1	Opinion of Mark J. Ohringer, General Counsel of the Company, with respect to the validity of the class A common stock, the MEDS Units, the purchase contracts, the subordinated deferrable notes and the guarantee

5.2	Opinion of Richards Layton & Finger, P.A., counsel to HFI Trust I, with respect to the validity of the trust preferred securities

8.	Opinion of Davis Polk & Wardwell, as special tax counsel to the Company, with respect to certain tax matters

23.2	Consent of Mark J. Ohringer (contained in his opinion to be filed as Exhibit 5.1 hereto)

23.3	Consent of Richards Layton & Finger, P.A. (contained in its opinion to be filed as Exhibit 5.2 hereto)

23.4	Consent of Davis Polk & Wardwell (contained in its opinion to be filed as Exhibit 8 hereto)

25.2	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of BNY Midwest Trust Company as Property Trustee relating to HFI Trust I

25.3	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of BNY Midwest Trust Company as Guarantee Trustee under the Guarantee Agreement